EXHIBIT 99.1

The Exelon Way Robert S. Shapard Executive Vice President and CFO UBS Natural Gas & Electric Utilities Conference New York City February 11, 2004 Exelon Corporation

This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by a registrant include those discussed herein as well as those discussed in Exelon Corporation's 2002 Annual Report on Form 10-K in (a) ITEM 7. Management's Discussion and Analysis of Financial Condition and Results of Operations-Business Outlook and the Challenges in Managing Our Business for Exelon, ComEd, PECO and Generation and (b) ITEM 8. Financial Statements and Supplementary Data: Exelon-Note 19, ComEd-Note 16, PECO-Note 18 and Generation-Note 13, and (c) other factors discussed in filings with the Securities and Exchange Commission (SEC) by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company and Exelon Generation Company, LLC (Registrants). Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this presentation. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this presentation. Forward-Looking Statements

Accomplishments - Creating Real Value Provided average annual growth of 10.6% in adjusted (non-GAAP) operating EPS*, excluding unusual items, and 9.2% in dividends Retired $1.9 billion of transition debt and refinanced/ retired $5.0 billion of other debt, resulting in total interest expense reduction of about $219 million Achieved 93.5% average annual nuclear capacity factor Since Exelon was created in late 2000: * See presentation appendix for reconciliation to GAAP reported EPS.

2003 Financial Highlights * Excludes project debt and cash flows; 2003 is preliminary. Note: See presentation appendix for reconciliation to GAAP reported results. Adjusted (non-GAAP) Operating Year ended December 31 ($ in millions, except per share data) 2003 2002 % Increase Operating Revenues 15,812 14,955 5.7 Net Income 1,714 1,566 9.5 Avg. Shares - Diluted (millions) 329 325 1.2 Earnings per Share - Diluted $5.22 $4.83 8.1 Dividend per Share - Paid $1.92 $1.76 9.1 Dividend per Share - Declared (1/04, 1/03) $2.20 $1.84 19.6 Market Cap at December 31 21,775 17,061 27.6 Funds from Operations Interest Coverage* 7.3x 6.5x -

ComEd 2007 Transition

Non-Wires Bundled Tariff for Mass Market 2003 Actual* 2007 Estimate RES SCI LCI LCI (< 3 MW) Non-Wires Rate 49 43 49.9 49.9 48.9 28 Line Losses 3 3 Wires Rate 25 31 35.1 15.1 10.1 3 77 77 Assumes 25% increase in wires charges to recover investment in transmission and distribution infrastructure. * Representative of unbundling of existing tariff. Note: Mass Market represents residential and small commercial and industrial customer classes.

2004E 2005E 2006E 2007E 2008E 2009E 2010E (Peak Demand - Interruptibles) + 16% 64069 65518 67068 68761 70233 71791 73190 Capacity 68208 69103 69610 69602 70341 71868 73223 MAIN Region: Projected Peak Demand vs. Capacity Source: Platts

Financial Forecast

Exelon Consolidated Key Assumptions

2003 Weather/Sales Ent. Losses CTC Depr./Nuc Outages )&M Expenses Pension/OPEB Genco RNF AmerGen Interest Exelon Way 2004 Invisible dataset 5.22 5.39 5.36 5.18 5.06 4.98 4.98 5.15 5.25 5.36 Green 5.22 0.17 0.29 0.32 0.18 0.12 0.08 0.17 0.1 0.11 0.3 5.65 2003 2004E Interest O&M Expenses ComEd CTC Genco Rev. net Fuel Midwest Gen Exelon Way Other Risks and Opportunities +/- CTC Reset +/- Weather +/- Economy +/- Natural Gas Prices Expected EPS Drivers Depr./Amort. Nuclear Outages PECO CTC/Amort. 2004 Adjusted (non-GAAP) Operating EPS Guidance: $5.35 - $5.65 Sales Growth Normal Weather Stop Enterprises Losses Pension/ OPEB Expense AmerGen See presentation appendix for reconciliation to GAAP reported EPS.

O&M and CapEx Targets ($ millions) 2004 Annual Impact O&M* CapEx Total GenCo $ 80 $ 65 $ 145 $ 115 $ 125 $ 240 EED** 130 135 265 215 295 510 Total $ 210 $ 200 $ 410 $ 330 $ 420 $ 750 Cash Flow Summary 2004 Impacts GenCo $ 50 $ 65 $ 115 $ 71 $ 125 $ 196 EED 81 135 216 133 295 428 Total $ 131 $ 200 $ 331 $ 204 $ 420 $ 624 O&M CapEx Total 2006 Annual Impact O&M* CapEx Total Key Points Realized more than $170 million in O&M and capital ramp-up savings in 2003 towards 2004 goal Achieved 1,275 position reductions in 2003 for 2004 and expect 1,900 by 2006 Severance costs accrued for planned reductions through 2004; accrual for 2005 reductions expected year end 2004 Savings exclude severance costs and are net of other costs-to-achieve (which are not expected to be significant) 2006 Impacts O&M CapEx Total * Pre-tax ** Exelon Energy Delivery

2004 Cash Flow ($ in millions) 2004E Cash from Operations 3,880 Pension Funding (360) Net Cash from Operations 3,520 Requirements: Capital Expenditures (1,860) Common Dividends (730) Transition Debt (630) Total (3,220) Free Cash Flow Goal 300

Sources of Free Cash 2004-2006 ($ in millions) 2004-2006E The Exelon Way Commitment 1,000+ Resolution of Boston Generating and Sithe 400 Sale of Exelon Enterprises Businesses 200 Synthetic Fuels Investment 120 Total 1,720+

Positioned for Success Large, low-cost generation portfolio Large, stable retail customer base The Exelon Way initiatives Strong credit position Strong free cash flow Earnings growth without wholesale price recovery

Q&A